Exhibit 99.1
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Introduction to Unaudited Pro Forma Combined Condensed Financial Statements
     On September 15, 2005, pursuant to the Agreement and Plan of Merger dated as of May 9, 2005 (the “Merger Agreement”) among Nuance Communications, Inc., a Delaware corporation (formerly known as ScanSoft, Inc.) and referred to herein as “Nuance” or “the Company”, the Company acquired all of the outstanding capital stock of Nuance Communications, Inc. (“Former Nuance”). The consideration consisted of (1) cash payments totaling $82,172,000, (2) 28,760,031 shares of the Company’s common stock, valued at $117,916,000, (3) the assumption of options to purchase common stock valued at $14,721,000 and (4) transaction costs of $9,424,000. The merger was a non-taxable event and has been accounted for as a purchase of a business.
     Immediately prior to the closing of the Merger, the Company issued (1) an aggregate of 14,150,943 shares of its common stock and (2) warrants to purchase an aggregate of 3,177,570 shares of its common stock, exercisable at a price of $5.00 per share, to Warburg Pincus for an aggregate purchase price of approximately $60,000,000.
     On February 1, 2005, the Company acquired Phonetic Systems Ltd., an Israeli corporation (“Phonetic”). The consideration consisted of cash payments to be rendered in the following installments: (1) $17,644,000 paid at closing, (2) $17,500,000 to be paid in February 2007, and (3) up to an $35,000,000 upon the achievement of certain milestones. The total initial purchase price of $36,103,000 includes the sum of the first installment, the present value of the second installment, transaction costs of $2,440,000, and warrants to purchase up to 750,000 shares of the Company’s common stock valued at approximately $370,000. The merger is a taxable event and has been accounted for as a purchase of a business.
     On January 21, 2005, the Company acquired ART Advanced Recognition Technologies, Inc. (“ART”). The consideration consisted of cash payments to be rendered in two installments: (1) $10,000,000 paid at closing, and (2) $16,414,000 to be paid in December 2005 and (3) transaction costs of $1,553,000. The merger is a taxable event and has been accounted for as a purchase of a business.
     On December 6, 2004, the Company acquired Rhetorical Systems Ltd. through the acquisition of all of the outstanding capital stock of Rhetorical Group PLC (collectively, “Rhetorical”). The consideration consisted of (1) cash payments equal to 2,758,000 Pounds Sterling ($5,360,000), (2) 449,437 shares of the Company’s common stock valued at approximately $1,672,000, and (3) estimated transaction costs of $1,445,000. The acquisition is a taxable event and has been accounted for as a purchase of a business.
     The following table shows summary unaudited pro forma combined condensed statement of operations as if the Company, Rhetorical, ART, Phonetic and Former Nuance had been combined as of October 1, 2004. The unaudited pro forma combined condensed financial information of the Company, Rhetorical, ART, Phonetic and Former Nuance is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from these acquisitions are derived from their respective preliminary purchase price allocations.
     The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of October 1, 2004, nor are the data necessarily indicative of future operating results or financial position.
     The Company is not presenting a pro forma balance sheet because all of the above-noted acquirees were reflected in the Company’s audited consolidated balance sheet as of September 30, 2005, contained in the Company’s Annual Report on Form 10-K/A filed on December 22, 2005.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2005

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft(A)	Rhetorical(B)	Adjustments		ART(C)	Adjustments		Phonetic(D)	Adjustments		Nuance(E)	Adjustments		Combined
	(In thousands, except per share amounts)
Revenues:
Product licenses, including related party revenue	$171,198	$186	$—		$2,678	$—		$393	$—		$17,784	$(5	)(2)	$192,234
Professional services	61,190	—	—		—	—		990	—		28,031	(97	)(2)	90,114

Total revenue	232,388	186	—		2,678	—		1,383	—		45,815	(102)		282,348

Costs and expenses:
Cost of revenue:
Cost of product licenses	20,368	—	—		459	—		305	—		22	(5	)(2)	21,149
Cost of professional services	39,553	11	—		—	—		97	—		14,074	(97	)(2)	53,638
Cost of revenue from amortization of intangible assets	9,150	—	—		—	245	(10)	—	72	(7)	323	2,353	(3)	12,143

Total cost of revenue	69,071	11	—		459	245		402	72		14,419	2,251		86,930

Gross Margin	163,317	175	—		2,219	(245)		981	(72)		31,396	(2,353)		195,418
Operating expenses:
Research and development	38,949	—	—		1,382	—		2,470	—		11,615	—		54,416
Selling, general and administrative	108,133	—	—		1,423	—		4,907	—		36,668	—		151,131
Amortization of other intangible assets	3,984	1,863	25	(13)	—	286	(10)	—	295	(7)	73	3,332	(3)	9,858
Merger expenses	—	—	—		—	—		—	—		7,454			7,454
Stock-based compensation expense	2,996	—	—		—	—		—	—		—	1,055	(4)	4,051
Restructuring and other charges, net	7,223	—	—		—	—		—	—		(156)	—		7,067

Total operating expenses	161,285	1,863	25		2,805	286		7,377	295		55,654	4,387		233,977

Income (loss) from operations	2,032	(1,688)	(25)		(586)	(531)		(6,396)	(367)		(24,258)	(6,740)		(38,559)
Interest income	1,244	11	—		12	(46	)(11)	(2)	(110	)(8)	2,265	(790	)(5)	2,584
Interest expense	(1,644)	—	—		—	(182	)(12)	(1)	(300	)(9)	(8)	(2,112	)(6)	(4,247)
Other income (expense), net	(237)	(18)	—		(56)	—		215	—		(301)	—		(397)

Income (loss) before income taxes	1,395	(1,695)	(25)		(630)	(759)		(6,184)	(777)		(22,302)	(9,642)		(40,619)
Provision for (benefit from) income taxes	6,812	—	—		32	—		—	—		(257)	—		6,587

Net income (loss)	$(5,417)	$(1,695)	$(25)		$(662)	$(759)		$(6,184)	$(777)		$(22,045)	$(9,642)		$(47,206)

Net income (loss) per common share:
Basic and Diluted	$(0.05)													$(0.3100)
Weighted average common shares outstanding:
Basic and diluted	109,540		82	(14)								41,123	(1)	150,745

(A)	As reported in the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K/A for the fiscal year ended September 30, 2005, as filed with the SEC.

(B)	Derived from Rhetorical’s unaudited financial statements for the period from October 1, 2004 through December 6, 2004 (date of acquisition).

(C)	Derived from ART’s unaudited financial statements for the period from October 1, 2004 through January 21, 2005 (date of acquisition).

(D)	Derived from Phonetic’s unaudited financial statements for the period from October 1, 2004 through February 1, 2005 (date of acquisition).

(E)	Derived from Former Nuance’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC; Former Nuance’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2004 included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the SEC; Former Nuance’s unaudited condensed consolidated financial statements for the six months ended June 30, 2005 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, as filed with the SEC; and, Former Nuance internal financial statements for the period from July 1, 2005 to September 15, 2005. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.
Pro forma adjustments include the following:
Former Nuance
(1)	Adjustment to record additional shares issued: (1) an adjustment to record the issuance of 28,760,103 shares of the Company’s common stock relating to the acquisition of Former Nuance and (2) an adjustment related to the issuance of 14,150,943 shares of common stock to Warburg Pincus.

(2)	Adjustment to eliminate intercompany product license revenue of and cost of product license revenue of $5,000; and, to record professional services revenue and cost of professional services revenue and totaling $97,000.

(3)	Adjustment to record amortization expense of $6,081,000 for the identifiable intangible assets associated with the Former Nuance acquisition, offset by an adjustment to eliminate amortization expense of $396,000 related to intangible assets of Former Nuance’s existing prior to the acquisition, as if the acquisition had occurred on October 1, 2004. The acquired identifiable intangible assets will be amortized using the straight-line method.

(4)	Adjustment to record stock-based compensation expense related to the unvested employee stock options that are to be issued in connection with the acquisition. We have assumed a current stock price of $4.95, risk free interest rate of 3.8%, volatility of 52% and an expected useful life of 4 years. We are expensing the deferred compensation ratably over the useful life. Accordingly, for this pro forma statement of operations we have recorded an increase in stock-based compensation expense $1,055,000.

(5)	Adjustment to reduce interest income by $790,000, in connection with the acquisition related payment of $82,172,000, offset by cash received of $60,000,000 related to the Warburg Pincus financing.

(6)	Adjustment of $2,112,000 to record non-cash interest expense related to the fair value adjustment made in purchase accounting.
These adjustments are preliminary and are subject to future adjustment pending the completion of a post-closing review of the purchased assets and assumed liabilities.

Phonetic
(7)	Adjustment to record amortization expense of $367,000 for the identifiable intangible assets associated with the Phonetic acquisition as if the acquisition had occurred on October 1, 2004. The acquired identifiable intangible assets will be amortized using the straight-line method.

(8)	Adjustment to reduce interest income by $110,000 related to the initial cash payment of $17,500,000 for the Phonetic acquisition.

(9)	Adjustment of $300,000 to record non-cash interest expense related to the note payable of $17,500,000 entered into with the former shareholders of Phonetic.
ART
(10)	Adjustment to record amortization expense of $531,000 for the identifiable intangible assets associated with the ART acquisition as if the acquisition had occurred on October 1, 2004. The acquired identifiable intangible assets will be amortized using the straight-line method.

(11)	Adjustment to reduce interest income of $46,000 related to the initial cash payment of $10,000,000 for the ART acquisition.

(12)	Adjustment to record interest expense of $182,000 in connection with the deferred payment of $16,414,000 entered into with the former shareholders of ART.
Rhetorical
(13)	Adjustment to record amortization expense of $31,000 for the identifiable intangible assets associated with the acquisition of Rhetorical, offset by an adjustment to eliminate amortization expense of $6,000 related to intangible assets of Rhetorical existing prior to the acquisition.

(14)	Adjustment of 164,000 common shares outstanding to record the impact of the common shares issued in connection with the acquisition of Rhetorical.